  Exhibit 99.2

American Resources Strengthens Balance Sheet and Capital Structure with Divestiture of Idle Assets and Strategically Positions for Accretive Growth

Strategic divestiture of idle assets and environmental liabilities outside of five-year plan significantly reduces liabilities, holding costs and shares outstanding

Company extinguishes $2 million note associated with the original asset purchase and receives back 2,000,000 shares of its Class A common stock

Company pioneering a more nimble, efficient and modernized business model for the infrastructure industry and positioning for long-term exponential growth

May 13, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / May 13, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace with a primary focus on the extraction, processing, transportation and distribution of metallurgical carbon to the steel and specialty metals industries, today announced the divestiture of certain surface and mineral acres located near Phelps, Kentucky. American Resources acquired these assets in February 2019, prior to the acquisition of other assets considered to be more core to the Company’s near and intermediate term growth plans. This strategic divestiture of these idle assets and environmental liabilities outside of the Company’s five-year business plan significantly reduces liabilities, holding costs and shares outstanding.

Consideration for the assets being sold is the extinguishment of the entire $2,000,000 note associated with the original asset purchase and American Resources receiving back 2,000,000 shares of its Class A common stock. Additionally, American Resources will be removing over $2.6 million of associated reclamation liabilities (asset retirement obligations) from its balance sheet. The reduction of liabilities and holding costs will enable the Company to further enhance the flexibility of its focused supply base in anticipation of worldwide infrastructure related demand. Given the current dynamics in the market over the next six to twelve months, the Company remains focused on driving its organic growth business model along with other strategic, attractively priced opportunities to maximize return to shareholders and strengthen the Company.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “We’re very pleased with the outcome of the divestiture of this idle and non-core property. Having the additional flexibility and resources as a result of this strategic divestiture will enable us to better focus on maximizing opportunities for accretive grown and cash flows in the near-term, while continuing to work with our industry partners on opportunities that have a longer-term horizon.”

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its large number of core mining permits and through identifying strategic, supplemental acquisitions. The Company is committed to being one of the lowest cost operators in the Central Appalachian basin (CAPP) and throughout all its carbon mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation